Exhibit 4.01

CITIGROUP GLOBAL MARKETS HOLDINGS INC.,
CITIGROUP INC.
and
THE BANK OF NEW YORK MELLON
THIRD SUPPLEMENTAL INDENTURE
Dated as of June 26, 2017
Supplemental to Indenture dated as of November 13, 2013
providing for the issuance of
Senior Debt Securities

0

SUPPLEMENTAL INDENTURE dated as of June 26, 2017 (this “Supplemental Indenture”), among Citigroup Global Markets Holdings Inc., a New York corporation (the “Successor Issuer”), Citigroup Inc., a Delaware corporation (as original issuer of the Specified Securities, the “Original Issuer”, and in its capacity set forth in Article Two hereof, the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Indenture dated as of November 13, 2013 (as supplemented prior to the date hereof, the “Indenture”).
WHEREAS, the Specified Securities have all been issued pursuant to the Indenture after February 1, 2016;
WHEREAS, pursuant to Section 16.14 of the Indenture, the Successor Issuer may assume the obligations of the Original Issuer with respect to the Specified Securities, and the Original Issuer may be released from such obligations, subject to the condition that (among other things) the Original Issuer undertake the obligations set forth in Article Two hereof as Guarantor with respect to the Specified Securities;
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture, a legal, valid and binding obligation of the Successor Issuer, Original Issuer and Guarantor have been done;
WHEREAS, the Successor Issuer and the Original Issuer (including in its capacity as the Guarantor) desire to enter into this Supplemental Indenture and hereby request that the Trustee enter into the same;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE ONE
Assumption of Obligations; Release of Obligations
Section 1.01.     The Successor Issuer hereby assumes the obligations of the Company with respect to the Specified Securities in accordance with, and to the extent and with the effect set forth in, Section 16.14 of the Indenture. Subsequent references to the Company herein shall refer to the Successor Issuer.
Section 1.02. Subject to Article Two hereof, the Original Issuer is hereby relieved from its obligations and covenants with respect to the Specified Securities in accordance with, and to the extent and with the effect set forth in, Section 16.14 of the Indenture.
Section 1.03. For purposes of Section 16.03 of the Indenture, notices to the Company shall be delivered as follows: 388 Greenwich Street, New York, New York 10013 (fax no. (646) 291-5542), Attn: General Counsel or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company. Notices to the Guarantor shall be delivered in the manner specified with respect to the Original Issuer in Section 16.03 of the Indenture prior to giving effect to this Supplemental Indenture.

ARTICLE TWO
Guarantee
Section 2.01. Unconditional Guarantee.
(a)     The Guarantor does hereby fully and unconditionally guarantee (the “Guarantee”) to the holders of the Specified Securities all payments on the Specified Securities when due, in accordance with the provisions of the Indenture, as provided below, and to the Trustee all amounts, including without limitation indemnities, owed to the Trustee under the Indenture.
(b)     The Guarantor hereby waives notice of acceptance of the Guarantee and of Default of performance by the Company, and hereby agrees that payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment, stating the fact of Default of performance, in the manner provided in Section 16.03 of the Indenture. This Guarantee is a guarantee of payment and not of collection.
(c)     The obligations of the Guarantor under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Specified Securities; (2) any waiver of any Event of Default, extension of time or failure to enforce any of the Specified Securities; or (3) any extension, moratorium or other relief granted to the Company pursuant to any applicable law or statute.
(d)     The Guarantor shall be obligated to make payment under the Guarantee, for the benefit of the holders of the Specified Securities, at the same address as the Company is obligated to make payment.
(e)     Subject to clause (f) below, the Guarantor hereby agrees that:
(i)     the Specified Securities and all amounts, including without limitation indemnities, owed to the Trustee will be paid strictly in accordance with the terms of the Indenture, regardless of the value, genuineness, validity, regularity or enforceability of the Specified Securities, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee with respect thereto; and
(ii)     the liability of the Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from Default, willful misconduct, negligence or otherwise, and without limiting the foregoing, irrespective of:
(A)     any lack of validity or enforceability of any agreement or instrument relating to the Specified Securities;
(B)     any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Specified Securities, or any other amendment or waiver of or consent to any departure from any other agreement relating to any Specified Securities;
(C)     any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness;
(D)     any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Specified Securities;
(E)     the absence of any action on the part of the Trustee to obtain payment of the Specified Securities from the Company;
(F)     any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of the Company, including, without limitation, rejection of the Specified Securities in such bankruptcy; or
(G)     the absence of notice or any delay in any action to enforce any Specified Securities or to exercise any right or remedy against the Guarantor or the Company, whether hereunder, under the Indenture, under any Specified Securities or any agreement or any indulgence, compromise or extension granted.
(f)     Notwithstanding anything to the contrary in this Guarantee, the Guarantor does not waive any defense that would be available to the Company based on a breach, default or misrepresentation by the Trustee, or failure of any condition to the Company’s obligations under the Indenture or the illegality of any provision of the Indenture.
(g)     The Guarantor further agrees that, to the extent that the Company or the Guarantor makes a payment or payments to the Trustee, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or the Guarantor or their respective estate, trustee, receiver or any other party under any federal bankruptcy laws, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guarantee and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
Section 2.02. Waiver of Subrogation. The Guarantor shall be subrogated to all rights of the holders of Specified Securities and the Trustee against the Company in respect of any amounts paid to such holders by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, interest on and additional interest, if any, payable in respect of all Specified Securities of the same series issued under such Indenture shall have been paid in full.
Section 2.03. Restrictions on Sales of Voting Stock of Certain Significant Subsidiaries.
(a)     The Guarantor will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without effectively providing that the Specified Securities (together with, if the Guarantor shall so determine, any other indebtedness or obligations of the Guarantor or any Subsidiary ranking equally with such Specified Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Guarantor or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or guarantee (as the case may be) of such Indebtedness, but the foregoing shall not apply to Indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including extensions, renewals and replacements of such Indebtedness without increase in the amount thereof.
(b)     For the purposes of Section 2.03(a), (i) the term “Voting Stock” shall mean capital stock the holders of which have general voting power under ordinary circumstances to elect a majority of the board of directors of a corporation, or substantially equivalent interests in the case of an entity other than a corporation; provided that, for the purposes hereof, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened and (ii) the term “Subsidiary”, when used with respect to the Guarantor, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or in the case of a partnership or any other entity other than a corporation, the outstanding equity interests, are owned, directly or indirectly, by the Guarantor; and for the purposes of this clause (ii), “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
(c)     For the purposes of Section 2.03(a), the term “Significant Subsidiary” shall mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

(i)     The Guarantor’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or
(ii)     The Guarantor’s and its other Subsidiaries’ proportionate share of the total assets (after inter-company eliminations) of the Subsidiary exceeds 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or
(iii)     The Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed fiscal year.
(d)     For the purposes of making the prescribed income test in Section 2.03(c)(iii), the following shall be applicable:
(i)     When a loss has been incurred by either the Guarantor and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Guarantor and its Subsidiaries consolidated for purposes of the computation; and
(ii)     If income of the Guarantor and its Subsidiaries consolidated for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.
Section 2.04. Restrictions on Merger, Consolidation, Sale and Lease of Assets.
(a)     The Guarantor will not consolidate with any other entity or accept a merger of any other entity into the Guarantor or permit the Guarantor to be merged into any other entity, or sell other than for cash or lease all or substantially all its assets to another entity, unless:
(i) in the case where the Guarantor shall consolidate with or merge into another entity or sell other than for cash or lease all or substantially all of its assets to another entity, the entity formed by such consolidation or into which the Guarantor is merged or the entity which acquires other than for cash, or which leases, all or substantially all of the assets of the Guarantor, shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii) either the Guarantor shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Guarantor) shall expressly assume, by supplemental indenture satisfactory to the Trustee, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the full and unconditional guarantee of the due and punctual payment of the principal of and interest on all the

Specified Securities, according to their tenor and the due and punctual performance and observance of all other obligations to the holders of the Specified Securities and the Trustee under the Indenture or under the Specified Securities to be performed or observed by the Guarantor;
(iii) immediately after such merger, consolidation, sale or lease, the Guarantor or the successor, transferee or lessee entity (if other than the Guarantor) would not be in default in the performance of any covenant or condition of the Indenture; and
(iv) after giving effect to such merger, consolidation, sale or lease, neither the Guarantor nor any successor will be required to register as an “investment company” under the Investment Company Act.
(b)     Upon any consolidation with or merger into any other entity, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor in accordance with this Section 2.04, the successor entity formed by such consolidation or into or with which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if such successor entity had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Guarantor shall be relieved of all obligations and covenants under the Guarantee.
Section 2.05. Assumption by Guarantor. The Guarantor may, without the consent of the holders, assume all of the rights and obligations of the Company under the Indenture with respect to a series of Specified Securities, including amounts owed to the Trustee, and under the Specified Securities of such series if, after giving effect to such assumption, no Default or Event of Default shall have occurred and shall be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company and the Company shall be released from its liabilities under the Indenture with respect to the Specified Securities and under such Specified Securities as obligor on the Specified Securities of such series.
Section 2.06. Article Two Applicable to Paying Agent. At any time that a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term “Trustee” as used in this Article Two shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Two in addition to or in place of the Trustee.
Section 2.07. No Suspension of Remedies. Nothing contained in this Article Two shall limit the right of the Trustee or the holders of Specified Securities to take any action to accelerate the maturity of the Specified Securities pursuant to Article Six of the Indenture or to pursue any rights or remedies thereunder, hereunder or under applicable law.
ARTICLE THREE

Miscellaneous
Section 3.01.     The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Successor Issuer or the Guarantor and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Successor Issuer and the Guarantor.
Section 3.02.     Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings given to such terms in the Indenture.
Section 3.03. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
Section 3.04.     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

IN WITNESS WHEREOF, each of CITIGROUP GLOBAL MARKETS HOLDINGS INC., CITIGROUP INC. and THE BANK OF NEW YORK MELLON, as Trustee, has caused this Supplemental Indenture to be signed by one of its officers thereunto duly authorized as of June 26, 2017.

CITIGROUP GLOBAL MARKETS         HOLDINGS INC., AS SUCCESSOR     ISSUER

By: /s/ Gonzalo Martin_______________
    Name: Gonzalo Martin
    Title: Treasurer

CITIGROUP INC., AS ORIGINAL     ISSUER AND GUARANTOR

By: _/s/ Gregory Peter Kapp ___________
    Name: Gregory Peter Kapp
    Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON,     AS TRUSTEE

By: _/s/ Laurence J. O’Brien____________
    Name: Laurence J. O’Brien
    Title: Vice President